UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2010

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Notes and Indenture

On November 12, 2010, Huntsman International LLC (“HI”), a wholly-owned subsidiary of Huntsman Corporation, pursuant to an indenture entered into on September 24, 2010 (the “Indenture”), by and among HI, the subsidiary guarantors named therein (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee, issued $180,000,000 aggregate principal amount of its 8 5/8% Senior Subordinated Notes due 2021 (the “Notes”).  The Notes were sold pursuant to a purchase agreement by and among HI, the Subsidiary Guarantors, and the initial purchaser party thereto (the “Initial Purchaser”).  HI intends to use the proceeds to repurchase all of its 7 7/8% Senior Subordinated Notes due 2014, for which it has issued conditional call notices.

The Notes are general unsecured senior subordinated obligations of HI and are guaranteed on a general unsecured senior subordinated basis by the Subsidiary Guarantors.  The Notes were issued in a transaction exempt from the registration requirements of the Securities Act of 1933.

The Indenture imposes certain limitations on the ability of HI and its subsidiaries to, among other things, incur additional indebtedness, pay dividends or make certain other restricted payments, enter into transactions with affiliates, create dividend or other payment restrictions affecting restricted subsidiaries and merge or consolidate with any other person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation.

The Notes bear interest at the rate of 8 5/8% per year payable semi-annually on March 15 and September 15, beginning on March 15, 2011.  The Notes will mature on March 15, 2021.  HI may redeem the Notes in whole or in part at any time on or after September 15, 2015, at certain specified redemption prices.  HI may redeem the Notes in whole or in part prior to September 15, 2015 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium.  At any time prior to September 15, 2013, HI may redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings.

Upon the occurrence of certain change of control events, holders of the Notes will have the right to require that HI purchase all or a portion of such holder’s Notes in cash at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase.

The foregoing does not constitute a complete summary of the terms of the Indenture.  The description of the terms of the Indenture is qualified in its entirety by reference to such agreement, incorporated by reference to Exhibit 4.1 to our current report on Form 8-K filed on September 30, 2010.

Registration Rights Agreement

In connection with the issuance of the Notes, HI, the Subsidiary Guarantors and the Initial Purchaser entered into a Registration Rights Agreement (the “Registration Rights Agreement”).  HI and the Subsidiary Guarantors have agreed pursuant to the Registration Rights Agreement to use their reasonable best efforts to file and cause an exchange offer registration statement to become effective no later than August 9, 2011 and to conduct an exchange offer within 45 days of August 9, 2011 to exchange the Notes for new, freely tradable notes that are substantially identical in all material respects, except that the new notes will not contain terms with respect to transfer restrictions or special interest payments.  Such exchange offer will be held open for at least twenty business days.  If HI and the Subsidiary Guarantors fail to consummate this exchange offer, they have agreed to use their reasonable best efforts to cause a shelf registration statement registering resales of the Notes to become effective and to remain effective until the earlier of two years following the effective date or such time as the notes are no longer required to be registered pursuant to the Registration Rights Agreement.

The foregoing does not constitute a complete summary of the terms of the Registration Rights Agreement.  The description of the terms of the Registration Rights Agreement is qualified in its entirety by reference to such agreement, the form of which is filed herewith as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Registration Rights Agreement, dated as of November 12, 2010, by and among Huntsman International LLC, the subsidiary guarantors named therein and Citigroup Global Markets Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ John R. Heskett
John R. Heskett
Vice President, Planning and Treasurer

Dated: November 15, 2010

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Registration Rights Agreement, dated as of November 12, 2010, by and among Huntsman International LLC, the subsidiary guarantors named therein and Citigroup Global Markets Inc.